                                                                    EXHIBIT 99.1

[TR SYSTEMS LOGO]


                  News Release


                  Contact:      Lyle Newkirk
                                T/R Systems, Inc.
                                Tel:  +1 (770) 448-9008
                                Fax: +1 (770) 448-3202
                                e-mail: lnewkirk@trsystems.com


                  For Immediate Release

                  T/R Systems Announces First Quarter Results
                              Revenue Increases 17%


ATLANTA, GA - May 27, 2003 - T/R SYSTEMS, INC. (NASDAQ: TRSI), a leader in developing innovative solutions for the management and production of digital documents, today announced a 17% increase in revenue for its first quarter, which ended April 30, 2003. Revenue for the quarter ended April 30, 2003 was $3.8 million versus $3.3 million in the same quarter a year ago.


The revenue increase is mainly the result of improvements in the sales of the MicroPress(R) products into the OEM distribution channel. Revenue from those sales was $2.9 million in the first quarter as compared to $1.5 million a year ago. Unit sales into the OEM distribution channel increased 86% in the first quarter compared to the same quarter last year.


In the quarter ended April 30, 2003 the net loss was $1.0 million versus a net loss of $3.3 million in the quarter ended April 30, 2002. The significant decline in the net loss is the result of improved revenue, a lowering of product costs as well as a reduction in all other expense categories.


Loss per common share outstanding was 8 cents versus 27 cents in the same quarter last year.


"We are encouraged with the improvements in MicroPress sales in the first quarter," said Mike Kohlsdorf, President and Chief Executive Officer. "We have worked diligently to improve revenue while reducing our cost structure as we progress toward our goal of a return to profitability."


Cash and cash equivalents was $5.1 million on April 30, 2003. There was no outstanding debt.

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T/R Systems will hold a conference call at 8:30 a.m. (EST) tomorrow to further discuss these results. The conference call will be broadcast via the Internet as well as telephone. To listen over the Internet, participants should visit www.trsystems.com/investor and follow the directions. Participants wishing to listen via telephone should call 1-800-992-7413 in the United States or 1-801-303-7424 outside the United States by 8:20 a.m. (EDT) on Wednesday, May 28, 2003 and reference the "T/R Systems First Quarter Earnings Release."


The rebroadcast of the call will be available via the Internet and telephone from May 28, 2003 at 8:00 p.m. (EST) until midnight on June 13, 2003. To listen to the rebroadcast via the Internet, participants should visit www.trsystems.com/investor and follow the directions. To listen to the rebroadcast via telephone, participants should dial 1-800-839-0860 in the United States or 1-402-220-1490 outside the United States and enter the identification number 1415 when prompted.


ABOUT T/R SYSTEMS INC.


T/R Systems (www.trsystems.com) provides the printing and publishing industry with an integrated software suite that transforms digital copiers and printers into powerful, scalable print-on-demand systems. Its solutions turn complex document production tasks into efficient automated business processes.


T/R Systems solutions are used by a broad spectrum of customers, including corporations, colleges and universities, facilities managers and print-for-pay service providers. Despite the seemingly different requirements of each of these groups, the one constant is their desire to provide effective and efficient document production services to their customers.


For additional information, contact Lyle Newkirk of T/R Systems, Inc. at 1300 Oakbrook Dr., Norcross, Georgia 30093, USA; Phone: +1 770-448-9008;
Fax: +1 770-448-3202; e-mail: lnewkirk@trsystems.com or visit T/R Systems' home page: http://www.trsystems.com.


         "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from T/R Systems' actual future experience involving any one or more of such matters and subject areas. Such risks and uncertainties include general economic conditions, demand for our products, the competitiveness of our products and our markets, and changes in technology, as well as those that are described in T/R Systems' reports filed with the SEC from time to time, including the annual report on Form 10-K for the fiscal year ended January 31, 2003.

         All product and company names are trademarks or registered trademarks and are the property of their owners and are respectfully acknowledged.


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                                T/R SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                          THREE MONTHS ENDED
                                                               APRIL 30,
                                                       ---------------------------
                                                         2003               2002
                                                       --------           --------

REVENUE                                                $  3,805           $  3,262

OPERATING EXPENSES:
  COST OF IMAGING SYSTEMS                                 1,501              2,098
  RESEARCH AND DEVELOPMENT                                  877              1,441
  SALES AND MARKETING                                     2,036              2,339
  GENERAL AND ADMINISTRATIVE                                443                693
                                                       --------           --------
         TOTAL OPERATING EXPENSES                         4,857              6,571
                                                       --------           --------
OPERATING LOSS                                           (1,052)            (3,309)
INTEREST INCOME                                              13                 46
                                                       --------           --------
LOSS BEFORE INCOME TAX BENEFIT                           (1,039)            (3,263)
INCOME TAX BENEFIT                                           --                 --
                                                       --------           --------
Net loss                                               $ (1,039)          $ (3,263)
                                                       ========           ========
NET LOSS PER COMMON SHARE - BASIC AND DILUTED          $  (0.08)          $  (0.27)
                                                       ========           ========
COMMON SHARES OUTSTANDING - BASIC AND DILUTED            12,469             12,303
                                                       ========           ========

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                                T/R SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                       APRIL 30,         JANUARY 31,
                                                         2003               2003
                                                       --------           --------

                                     ASSETS
CURRENT ASSETS:
    CASH AND CASH EQUIVALENTS                          $  5,054           $  7,154
    RECEIVABLES, NET                                      2,236              1,919
    INVENTORIES, NET                                      2,041              2,180
    PREPAID EXPENSES AND OTHER                              412                305
                                                       --------           --------
         TOTAL CURRENT ASSETS                             9,743             11,558
PROPERTY AND EQUIPMENT, NET                               3,378              3,737
                                                       --------           --------

                                                       $ 13,121           $ 15,295
                                                       ========           ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    LINE OF CREDIT                                     $     --           $    220
    ACCOUNTS PAYABLE                                      1,260              1,492
    DEFERRED REVENUE                                        680                673
    ACCRUED SALARIES AND WAGES                              633                932
    OTHER LIABILITIES                                     2,258              2,649
                                                       --------           --------
         TOTAL CURRENT LIABILITIES                        4,831              5,966

SHAREHOLDERS' EQUITY:
    COMMON STOCK                                            124                124
    ADDITIONAL PAID-IN CAPITAL                           43,664             43,664
    ACCUMULATED DEFICIT                                 (35,498)           (34,459)
                                                       --------           --------
         TOTAL SHAREHOLDERS' EQUITY                       8,290              9,329
                                                       --------           --------
                                                       $ 13,121           $ 15,295
                                                       ========           ========